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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Thaxton Group, Inc.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 1999, with respect to the financial statements of FIRSTPLUS Consumer Finance, Inc. and Subsidiaries included in Amendment No. 3 to Form SB-2 (Registration No. 333-42623) and related Prospectus of The Thaxton Group, Inc. for the Registration of $50,000,000 of Debt Securities.

                                               /s/ Elliott, Davis & Company, LLP

Greenville, South Carolina
November 2, 2000